UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2006

Lifeline Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-51069	20-1591429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 13, 2005, Lifeline Systems, Inc. (the “Registrant”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that the Compensation Committee of the Registrant’s Board of Directors had approved an amendment to the Employment and Noncompetition Agreement (the “Employment Agreement”), dated as of May 1, 2003, between the Registrant and Ronald Feinstein, the Registrant’s President and Chief Executive Officer. The amendment extends the term of the Employment Agreement until May 1, 2011 and increases Mr. Feinstein’s base salary to $410,000, which salary increase will be effective as of March 1, 2006. In addition, the Original Form 8-K reported that the Compensation Committee had approved a grant of 60,000 shares of restricted stock to Mr. Feinstein, 20,000 shares of which will vest on each of May 1, 2009, May 1, 2010 and May 1, 2011.

This Current Report on Form 8-K is being filed to report that written agreements evidencing the amendment and the restricted stock grant have been executed. Copies of the First Amendment to Employment and Noncompetition Agreement and the Restricted Stock Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The Exhibits to this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELINE SYSTEMS, INC.

Date: January 10, 2006	By:	/s/ MARK G. BEUCLER
Mark G. Beucler
Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment and Noncompetition Agreement, dated January 6, 2006, by and among the Registrant and Ronald Feinstein

10.2	Restricted Stock Agreement evidencing the grant by the Registrant to Ronald Feinstein on December 7, 2005